UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 7, 2009

StockerYale, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road
Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2009, StockerYale, Inc. (the “Company”) and StockerYale (UK) Limited, a wholly owned subsidiary of the Company (“SYUK”), entered into a Deed of Variation with Antony Brian Pope, Johanna Pope and Damon Cookman relating to the amendment of certain terms set forth in the Stock Purchase Agreement dated October 31, 2006, pursuant to which the Company and SYUK acquired Photonic Products Limited (“PPL”), and certain bonds issued in connection therewith.  The Deed of Variation amends the bonds issued by SYUK to Antony Brian Pope, Johanna Pope and Damon Cookman as follows.

Pursuant to the Deed of Variation,

(a)  The Company and SYUK agreed to make the following payments to Damon Cookman under the bond issued to him:
•	the sum of US$120,000 on October 31, 2009;
•	the sum of US$120,000 on January 8, 2010; and
•
simple interest accruing on the sum of US$120,000 at 7% per annum from November 1, 2009 until January 8, 2010 to be discharged by monthly payments in arrears on the last day of each month with the first payment to be made on November 30, 2009.

(b)  The Company and SYUK agreed to make the following payments to Johanna Pope under the bond issued to her:
•	monthly payments of US$28,200 on the last day of each calendar month, the first such payment to be made on November 30, 2009 and to continue until and including October 31, 2010;
•
monthly payments of simple interest on the balance of the capital sum outstanding from time to time calculated at 7% per annum such payment to be made on the last day of each month with the first payment to be made on November 30, 2009 to continue until and including November 30, 2010; and

•	the sum of US$957,600 on November 30, 2010.

(c)  The Company and SYUK agreed to make the following payments to Antony Pope under the bond issued to him:
•	monthly payments of US$18,800 on the last day of each calendar month, the first such payment to be made on November 30, 2009 and to continue until and including October 31, 2010;
•
monthly payments of simple interest on the balance of the capital sum outstanding from time to time calculated at 7% per annum such payment to be made on the last day of each month with the first payment to be made on November 30, 2009 and to continue until and including November 30, 2010;

•	the sum of US$638,400 on November 30, 2010.

In the event that the Company, prior to November 30, 2010, completes an equity financing from investors who are not current or then current board members, officers, 5% stockholders or lenders of the Company or its subsidiaries, then 25% of the net proceeds received by the Company shall be used to prepay the outstanding balances under the three above described bonds, on a pro rata basis.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Deed of Variation is contained in, or incorporated by reference from, Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Deed of Variation filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: October 8, 2009	By:	/s/ Timothy P. Losik
Timothy P. Losik
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Deed of Variation, dated as of October 7, 2009, by and among StockerYale, Inc., StockerYale (UK) Limited, Antony Brian Pope, Johanna Pope and Damon Cookman.